SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          August 1, 2003

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

1-3034	41-0448030

(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Mpls, MN	55402

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code           612-330-5500

(Former name or former address, if changed since last report)

SIGNATURES
EX-99.01 Preliminary Earnings Release

Item 7. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

99.01	Preliminary Earnings Release of Xcel Energy dated August 1, 2003

Item 12. Results of Operations and Financial Condition

On August 1, 2003, Xcel Energy released preliminary earnings results for the second quarter of 2003. The release contains material, non-public information. In addition, it contains financial measures, which are not based on generally accepted accounting principles (GAAP). These measures have adjusted GAAP earnings to reflect the impact of historic and expected future events and to be consistent with the earnings guidance, also provided in the preliminary earnings release. The pro-forma information reflects the future divestiture of NRG Energy, Inc. expected as a result of its financial restructuring. The measures also reflect the divestiture of Viking Gas Transmission, which was sold in January 2003.

See additional information in the Preliminary Earnings Release furnished as exhibit 99.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc. (a Minnesota Corporation)

/s/ RICHARD C. KELLY

Richard C. Kelly Vice President and Chief Financial Officer

August 1, 2003

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